Exhibit 10.45

AGREEMENT

     By this Agreement, entered into as of this 8th day of February, 2005, the parties below state, confirm, represent, warrant and agree as follows:

I.	PARTIES

     1.1 VistaCare. VistaCare, Inc. (“VistaCare” or the “Company”) is a corporation organized and existing under and by virtue of the laws of the State of Delaware, with its principal place of business in Scottsdale, Arizona.

     1.2 Endowment Entities. Endowment Capital LP is a limited partnership organized and existing under the laws of the State of Delaware. Long Drive LP is a limited partnership organized and existing under the laws of the State of Delaware. Endowment Capital Group LLC is a limited liability company organized and existing under the laws of the State of Delaware. Endowment Management LLC is a limited liability company organized and existing under the laws of the State of Delaware. Such entities, are herewith referred to as the “Endowment Parties.” The Endowment Parties, together with their Affiliates and Associates, are herewith referred to as the “Endowment Entities.”

     1.3 Philip C. Timon. Philip C. Timon (“Timon”) is the managing member of Endowment Capital Group LLC and Endowment Management LLC. By virtue of such positions, Timon has beneficial ownership of the VistaCare securities beneficially owned by the Endowment Entities.

II.	RECITALS AND DEFINITIONS

     2.1 Endowment Parties’ VistaCare Holdings. As of the date of this Agreement, the Endowment Parties are the beneficial owners of 2,387,635 shares of the Common Stock of VistaCare, which represents approximately 14.73% of the Common Stock Voting Power of VistaCare, based upon the number of outstanding shares of Common Stock reported in VistaCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the period ended September 30, 2004.

     2.2 Representation of Investment Intent. The Endowment Parties jointly and severally represent and warrant to VistaCare that they have acquired their VistaCare securities in the ordinary course of their business for investment purposes only and not (i) with the purpose, effect or intent of changing or influencing the control of VistaCare; (ii) in connection with, or as a participant in, any transaction having such purpose or effect; or (iii) with the purpose, effect or intention of changing the corporate governance, management or composition of the Board of Directors of VistaCare. The parties agree and acknowledge that the transactions contemplated by this Agreement, including those described in Article III hereof, are not, and shall be deemed not to be, transactions or actions which are prohibited by clauses (i) — (iii) of the preceding sentence.

     2.3 VistaCare Representation Regarding Shareholders Rights Plan. On or about August 18, 2004, VistaCare adopted a Shareholder Rights Plan by entering into a Rights Agreement dated August 18, 2004 with Equiserve Trust Company, N.A. (“Rights Agreement”).

The Company represents and warrants to the Endowment Parties that (i) it has (and its Board of Directors has unanimously) taken all actions necessary under the Rights Agreement to permit the Endowment Entities to acquire shares of VistaCare Common Stock, subject to the percentage Voting Power limitation set forth in Section 3.1 hereof, without the Endowment Entities becoming an Acquiring Person for purposes of the Rights Agreement and without a Distribution Date, Stock Acquisition Date, Section 11(b) Event or Section 13 Event having occurred (as such terms are used in the Rights Agreement) and (ii) it has not taken any action to render the provisions of Section 203 of the Delaware General Corporation Law inapplicable to any person.

     2.4 Purpose of Agreement. The Endowment Parties have requested that the VistaCare Board of Directors approve the acquisition by one or more of the Endowment Entities of additional shares of VistaCare Common Stock representing in excess of fifteen percent (15%) of Voting Power of VistaCare. VistaCare’s Board of Directors is willing to approve such an additional acquisition, subject to the terms and conditions set forth in this Agreement.

     2.5 Definitions

          (a) Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Rights Agreement.

          (b) “Excess Securities” means those shares of the Capital Stock of VistaCare held by the Endowment Entities or any of their Affiliates or Associates that represent 15% or more of the Voting Power of the Company, it being understood that those shares representing less than 15% of the Voting Power of the Company shall be deemed not to be Excess Securities. By way of illustration, in the event the Endowment Entities hold shares representing 20% of the Voting Power of the Company, shares representing 5% of the Voting Power of the Company shall be Excess Securities and shares representing 15% of the Voting Power of the Company shall be deemed not to be Excess Securities.

          (c) “Current Market Price” shall have the meaning set forth in Section 11(f) of the Rights Agreement.

     2.6 Recitals Part of Agreement. The matters set forth in Articles I and II of this Agreement are and shall be deemed material and operative provisions of this Agreement and not mere Recitals.

III.	TERMS OF AGREEMENT

     3.1 Acquisition of Excess Securities. Subject to the remaining terms and conditions of this Agreement, the Company hereby agrees that the Endowment Entities may become the Beneficial Owner of VistaCare Common Stock representing up to 22.5% of the Voting Power of the Company without the Endowment Entities becoming an Acquiring Person for purposes of the Rights Agreement. The Company hereby acknowledges and agrees that this Agreement shall constitute the Prior Written Approval of the Company (as such term is used in the Rights Agreement) with respect to the transactions contemplated by this Agreement including the acquisition of VistaCare Common Stock referred to above. Notwithstanding the foregoing, the Endowment Entities shall not become Acquiring Persons under the Rights Agreement or be deemed to violate any provision of this Agreement as the result of an acquisition of voting securities of the Company by the Company or any recapitalization of reclassification of the securities of the Company which increases the proportionate voting power of such securities Beneficially Owned by the Endowment Entities to 22.5% or more of the Voting Power of the Company; provided, however, that if any of the Endowment Entities becomes the Beneficial Owner of Securities constituting 22.5% or more of the Voting Power of the Company by reason of purchases by the Company or a recapitalization or reclassification by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional voting securities of the Company without the Prior Written Approval of the Company, then the Endowment Entities shall be deemed to have violated this Section 3.1.

     In the event the Endowment Entities inadvertently become the Beneficial Owner of securities of the Company representing 22.5% or more of the Voting Power of the Company or otherwise become such a Beneficial Owner without a plan or intention to acquire control of the Company, so long as such persons, individually or together with their Affiliates and Associates, promptly enter into, and deliver to the Company, an irrevocable commitment promptly to divest, and thereafter promptly divest (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of the Company so that such person, together with all Affiliates and Associates of such person, ceases to be the Beneficial Owner of 22.5% or more of the Voting Power of the Company, then such persons shall not be in violation of this Section 3.1 and shall not be deemed to be Acquiring Persons under the Rights Agreement.

     The Endowment Parties expressly acknowledge and agree that the foregoing agreement by the Company does not (i) render the Endowment Entities, or any of them, a Grandfathered Person or (ii) constitute an approval of the acquisition of any VistaCare security by the Endowment Entities for purposes of Section 203(a) of the Delaware General Corporation Law.

     3.2 Governance Matters. In consideration for the rights granted by Section 3.1, the Endowment Parties covenant and agree that neither they, nor any of their respective Affiliates, Associates, officers, directors, or agents will, either alone or in concert with each other or any other person or entity: (i) solicit, publicly encourage or seek to obtain, or cause, solicit, encourage or induce any other person or entity to solicit or seek to obtain, a proxy or other authority to vote with respect to any securities of the Company, including but not limited to the Common Stock of the Company; or (ii) seek to change the control of the Company or change the corporate governance, management or composition of the Board of Directors of VistaCare either alone or in concert with any other participant in any transaction having such purpose or effect until the later of (x) a date which is two (2) years from the date of this Agreement; or (y) the date on which the Endowment Entities cease to own any Excess Securities. Notwithstanding the foregoing, (i) nothing in this Section 3.2 shall prohibit the Endowment Entities from discussing the business and affairs of the Company with management and members of the Board of Directors of the Company; (ii) actions independently taken by Associates, members, shareholders or Beneficial Owners of the Endowment Entities that are not induced or coordinated by or the subject of a contract, agreement, arrangement or understanding with, the Endowment Parties shall not be deemed to violate this Section 3.2.

     3.3 Grant of Proxy.

          (a) In consideration for the rights granted by Section 3.1, the Endowment Parties hereby irrevocably appoint the current Board of Directors of VistaCare, or its designees, with full power of substitution, as their proxy agent(s) (“Proxy Agent”) with the authority to vote any and all Excess Securities held by them on any record date established by the Board of Directors with respect to any meeting of the Company’s shareholders, or any adjournments thereof, with respect to any and all matters to be submitted to the shareholders at such meeting, including but not limited to, the election of Directors, the ratification of officers, the adoption of one or more stock option or benefit plans, any shareholder proposals, merger or other business combination, or other matters to be presented to the shareholders (the “Proxy”).

          (b) The Endowment Parties hereby further agree to execute and deliver upon request and without the payment of additional consideration, such additional documentation as may be reasonably requested by the Board of Directors VistaCare to effectuate the foregoing Proxy, including but not limited to the execution of separate proxy documentation. Notwithstanding the foregoing commitment to execute such additional documentation, the parties hereby agree that a copy of this Agreement may be presented to the Inspector of Elections appointed in connection with any meeting of the shareholders of the Company for purposes of evidencing the grant of the Proxy.

          (c) The Endowment Parties hereby waive any right they or any Affiliate or Associate may have to cancel the Proxy and further agree that the Proxy meets the standards for irrevocability under the Delaware General Corporation Law and that it is coupled with an interest.

     3.4 Control of Proxy. In the event that a vote of the Board of Directors of VistaCare is not unanimous as to any matter as to which the Proxy is to be exercised, the vote of a majority of the Directors appointed hereby as Proxy Agent in attendance at the meeting at which such vote of the Directors is conducted shall control the voting of the Excess Securities. In the event that any current Director should resign or otherwise cease to be a member of the Company’s Board of Directors while the Proxy remains outstanding, then such Director’s status as Proxy Agent and rights to exercise the Proxy shall terminate effective as of the date of such resignation or other termination of Director status, provided that the Proxy shall remain in full force and effect and shall continue to be exercised by the remaining Directors appointed as Proxy Agent by this Agreement.

     3.5 Revocation of Prior Proxies. This Agreement shall serve as a revocation of, and a consent to the revocation of, any proxy previously granted by the Endowment Parties with respect to the Excess Securities.

     3.6 No Concerted Activities. The Endowment Parties jointly and severally represent and warrant to VistaCare that none of them has entered, or while in possession of any Excess Securities will enter, into any contract, agreement, arrangement or understanding with any other person or entity (other than the Company, or other Endowment Entities) with respect to the acquisition, disposition or voting of VistaCare securities or with respect to the change or influence of the control, or the change of the management, corporate governance or composition of the Board of Directors of VistaCare.

     3.7 Equitable Relief. The Endowment Parties acknowledge and agree that the obligations undertaken by them under this Agreement are special, unique and of an extraordinary character, and VistaCare and its shareholders, officers and directors could not be adequately compensated by money damages for a breach of any of the provisions of this Agreement by the Endowment Parties. In the event that any provision of this Agreement is breached by the Endowment Parties, VistaCare shall be entitled to obtain (i) an injunction restraining such breach or threatened breach; (ii) specific performance of any provisions of this Agreement; or (iii) an order in the nature of a declaratory judgment declaring the proxy granted by Section 3.3 is valid, irrevocable and coupled with an interest, in addition to any other right or remedy available to VistaCare. The Endowment Parties agree that a bond or other security shall not be a condition of the issuance of such injunction and/or for the ordering of specific performance. The Company acknowledges and agrees that the obligations undertaken by it under this Agreement are special, unique and of an extraordinary character, and that the Endowment Parties could not be adequately compensated by money damages for a breach of any of the provisions of this Agreement by the Company. In the event that any provision of this Agreement is breached by the Company, the Endowment Parties shall be entitled to obtain (i) an injunction restraining such breach or threatened breach; (ii) specific performance of any provisions of this Agreement; or (iii) an order in the nature of a declaratory judgment declaring that the Endowment Entities, Timon and their respective Affiliates and Associates are not Acquiring Persons under the terms of the Rights Agreement, in addition to any other right or remedy available to the Company. The Company agrees that a bond or other security shall not be a condition of the issuance of such injunction and/or for the ordering of specific performance.

     3.8 Effect of Violation.

          (a) In addition to, and without prejudice to the Company’s rights under Section 3.7 to obtain equitable relief, the Endowment Parties and Timon acknowledge and agree that any breach by any of them of any of their covenants set forth in Section 3.1 of this Agreement shall entitle the Board of Directors, in its option to either: (i) acquire any Excess Securities (and only such Excess Securities) held by the Endowment Parties or any Related Transferees (as hereafter defined) at a price equal to fifty percent (50%) of their Current Market Price; or (ii) compel the Endowment Parties to promptly, but no later than ten (10) days from notice of such breach, to divest all Excess Securities (and only such Excess Securities) to one or more Persons who is not an Associate or Affiliate of the Endowment Entities or Timon or acting in concert with any of them.

          (b) Following the date of any breach by the Endowment Parties or Timon of any of their covenants, representations or warranties contained in this Agreement and prior to the sale or divestiture of all Excess Securities pursuant to Section 3.8(a) hereof, neither the Endowment Parties nor any of their Associates or Affiliates may exercise any Voting Power with respect to any VistaCare securities.

          (c) In the event that any of the Endowment Entities, or any of Associate or Affiliate thereof, fails or refuses to sell or divest any Excess Securities pursuant to Section 3.8(a),

the Endowment Entities and any other Person having Beneficial Ownership of such Excess Securities may be deemed to be an Acquiring Person.

          (d) As a party hereto, Timon shall be subject to the provisions of Section 3.7 concerning Equitable Relief and Section 3.8(a) — (c), but shall have no personal liability for monetary relief or damages for any breach of this Agreement by any party.

     3.9 Tender Offers. Notwithstanding any term of this Agreement to the contrary, the parties hereto acknowledge and agree that it shall not be a breach of this Agreement (including the provisions of Sections 3.1, 3.2, 3.3 and 3.6 hereof) for any Endowment Entity or Related Transferee to tender any securities of the Company into a tender offer commenced by the Company or by any person or entity other than the Company not acting in concert with the Endowment Entities.

     3.10 Disclosure. The parties hereto expressly acknowledge and agree that any party hereto may make such disclosure of this Agreement as is required the federal and state securities laws.

     3.11 Notices. Any Notice or other communication relating to this Agreement and any and all communications which might become necessary to effectuate the purpose of this Agreement shall be delivered to the parties by certified mail or recognized overnight delivery service at the following address:

     If to any of the Endowment Entities or Timon:

Philip C. Timon
Endowment Capital Group LLC
1105 North Market Street
15th Floor
Wilmington, Delaware 19801

With a copy to:

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, Pennsylvania 19103-2793

Attention: Peter D. Cripps

     If to the Company:

VistaCare, Inc.
4800 N. Scottsdale Road
Suite 5000
Scottsdale, Arizona 85251
Attention: General Counsel

With copies to:

Bryan Cave LLP
Two N. Central Avenue
Suite 2200
Phoenix, Arizona 85004
Attention: Frank M. Placenti

     3.12 Parties Benefited. This Agreement is made for the benefit and protection of the parties hereto. Other than the parties hereto and the Board of Directors of VistaCare, which may bring an action to enforce the proxy granted by Section 3.3 hereof, no other person or organization shall have any right of action or defense based hereon.

     3.13 Modifications. No modification or amendment to this Agreement shall be valid, unless made in writing and signed by the parties to this Agreement.

     3.14 Parties Bound. This Agreement shall be binding on and inure to the benefit of the heirs, personal representatives, predecessors, successors and assigns of the parties hereto, and upon any transferee of any Excess Security who is an Associate or Affiliate of any of the Endowment Parties (such transferees being referred to herein as the “Related Transferees”) or Timon.

     3.15 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made or to be performed entirely within such state, without regard to the conflict of law principles of such state.

     3.16 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall together be considered one and the same Agreement, and shall become effective when one or more such counterparts have been signed by each of the parties.

     3.17 Severability. In the event that any division of this Agreement is declared to be invalid or illegal, for any reason, this Agreement shall remain in full force and effect and the same shall be interpreted as though such invalid or illegal provision was not a part hereto, provided, however, that if the Endowment Entities request a court of competent jurisdiction to hold the Proxy to be illegal, invalid or unenforceable for any reason, and such court so determines, then the Company shall immediately and forthwith be entitled to exercise any of the rights granted in Section 3.8 (a)(ii) hereof.

     3.18 Attorneys Fees. In the even that any party hereto is required commence or otherwise participate in an action or other proceeding to enforce any right under this Agreement, the party prevailing in such action or proceeding shall be entitled to recover all costs and attorneys fees, such fees to be set by the court, not by the jury.

     3.19 Additional Instruments and Actions. The parties hereto expressly agree to execute any further additional instruments as may be required or to perform any other acts necessary to effectuate and carry out the purposes of this Agreement, without the payment of additional consideration including, but not limited to, a renewal of the Proxy or amendment of the Rights Agreement to except the parties hereto and the transactions contemplated hereby from the operative provisions of the Rights Agreement.

     3.20 Integration. This Agreement, together with any documents executed and delivered pursuant hereto, shall embody the full and complete understanding and agreement of the parties hereto with respect to the matters addressed herein and supercedes all prior understandings or agreements, whether oral or in writing, and all contemporaneous oral understandings or agreements.

     3.21 Headings; Interpretations. The headings used herein are used for convenience and reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement. The parties acknowledge that they have each been represented by legal counsel of their choice, that they have jointly prepared and drafted this Agreement, and that no principal regarding the conception of this Agreement for or against any party shall be applied.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly delivered as of the date hereof.

VISTACARE, INC.

By

Its:

ENDOWMENT CAPITAL LP.

By Philip C. Timon, Managing Member of Endowment Capital Group, LLC, General Partner

LONG DRIVE LP

By Philip C. Timon, Managing Member of Endowment Capital Group, LLC, General Partner

ENDOWMENT CAPITAL GROUP, LLC

by Philip C. Timon, Managing Member

ENDOWMENT MANAGEMENT, LLC

By Philip C. Timon, Managing Member